EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-114529) and the Registration Statements on Form S-8 (No. 333-112934 and No. 333-30829) of Global Payment Technologies, Inc. of our report dated October 1,2004, with respect to our audit of the June 30, 2004 financial statements of Global Payment Technologies Pty Ltd included in this Annual Report on Form 10-K for the year ended September 30, 2004.


Pitcher Partners


Sydney, Australia
November 29, 2004